Exhibit 10.7

Amendment Number 1
to the

ERIE INDEMNITY COMPANY

ANNUAL INCENTIVE PLAN

(As Amended and Restated Effective as of January 1, 2014)

WHEREAS, Erie Indemnity Company (the “Company”) established the Annual Incentive Plan (the “Plan”) effective March 2, 2004, and most recently amended the Plan by a restatement effective January 1, 2014, that was approved by shareholders on April 15, 2014, and
WHEREAS, under Section 14 of the Plan, the board of directors of the Company reserved authority to amend the Plan, and
WHEREAS, the board of directors desires to amend the provision of the Plan allowing for the deferral of payment of awards,
NOW, THEREFORE, the Plan is amended as follows, effective August 1, 2016:
1.Section 11(b) of the Plan is amended to read as follows:
(b) Deferral. A Participant may elect to defer all or a portion (in whole percentages) of his or her vested interest in a Company Incentive Award or an Individual Incentive Award, in accordance with the terms of a deferral agreement entered into between the Participant and the Company pursuant to the Deferred Compensation Plan of Erie Indemnity Company, as it may be amended from time to time (the "Deferred Compensation Plan") or the Erie Indemnity Company Incentive Compensation Deferral Plan, as it may be amended from time to time (the “Deferral Plan”), to the extent the Participant is eligible to participate in the Deferred Compensation Plan or the Deferral Plan, as applicable. An election to defer must be made before the beginning of the Performance Period to which the award relates, except as otherwise allowed under the Deferred Compensation Plan or the Deferral Plan for a new employee or newly-promoted employee. No amount in excess of the amount of the Company or Individual Incentive Award deferred shall be payable to the Participant for such deferral, except as may be based upon either an actual or deemed reasonable rate of interest or on one or more actual or deemed investment vehicles as made available from time to time by the Company pursuant to the Deferred Compensation Plan or Deferral Plan.

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IN WITNESS WHEREOF, the Board of Directors of the Company has caused this document to be executed this 1st day of August, 2016.

ERIE INDEMNITY COMPANY

By /s/ Gregory J. Gutting
Gregory J. Gutting
Executive Vice President and
Chief Financial Officer

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